EXHIBIT 99.1
ORITANI FINANCIAL CORP. ANNOUNCES ADOPTION OF PLAN OF CONVERSION
AND REORGANIZATION AND QUARTERLY DIVIDEND
     Township of Washington, N.J., February 19, 2010 — Oritani Financial Corp. (Nasdaq: ORIT) (the “Company”), the holding company for Oritani Bank (the “Bank”), announced today that that the Boards of Directors of Oritani Financial Corp., MHC (the “MHC”), the Company and the Bank have unanimously adopted a Plan of Conversion and Reorganization pursuant to which the two-tier mutual holding company will reorganize to a stock holding company structure and will undertake a “second step” stock offering of new shares of common stock.
     As part of the reorganization, the Bank will become a wholly owned subsidiary of a to-be-formed holding company (“New Holding Company”), and shares of common stock of the Company held by persons other than the MHC (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons. The New Holding Company will also offer and sell shares of its common stock to the Bank’s eligible depositors and tax-qualified employee benefit plans and in a subscription and community offering and, if necessary, a syndicated community offering, in the manner and subject to the priorities set forth in the Plan of Conversion. The highest priority will be depositors with qualifying deposits as of December 31, 2008.
     Shares in the offering will be offered to the Bank’s eligible depositors as of December 31, 2008, tax-qualified employee benefit plans and to the Bank’s local community members, borrowers as of December 31, 2009 and current shareholders as of the voting record date.
     The conversion and the offering are subject to approval by the Company’s shareholders (including a vote of shareholders other than MHC), the depositors of the Bank and the Office of Thrift Supervision.
     Special meetings of the Company’s shareholders and depositors of the Bank will be held to approve the Plan of Conversion; it is anticipated that those meetings will be held at the end of the second quarter of 2010. A prospectus or proxy statement-prospectus, as applicable, and other proxy materials containing detailed information relating to the conversion and the offering and business and financial information about the Company will be sent to shareholders of the Company and depositors of the Bank prior to the special meetings.
     The reorganization and offering will have no impact on the normal business operations of the Bank and will not affect the terms or conditions of any deposit or loan accounts held by customers. Deposit accounts will continue to be insured by the Federal Deposit Insurance Company to the full extent allowed by the law.
     The Company also announced today that it has declared a quarterly cash dividend of $0.075 per share on the Company’s common stock. The dividend will be payable to stockholders of record as of March 5, 2010 and will be paid on March 19, 2010.

About the Company
     Oritani Financial Corp. is the holding company for Oritani Bank, a New Jersey state chartered bank offering a full range of retail and commercial loan and deposit products. Oritani Bank is dedicated to providing exceptional personal service to its individual and business customers. The Bank currently operates its main office and 21 full service branches in the New Jersey Counties of Bergen, Hudson and Passaic. For additional information about Oritani Bank, please visit www.oritani.com.
Forward-Looking Statements
     Certain statements contained in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
     This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of the Company are not savings accounts or savings deposits, which may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.